                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                             _____________________


                                   FORM 8-K

                                Current Report

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported)
                               November 30, 1999

                        ALBANY MOLECULAR RESEARCH, INC.
             (Exact name of registrant as specified in its charter)


            DELAWARE                      000-25323            14-1742717
  (State or other jurisdiction of        (Commission        (I.R.S. Employer
   incorporation or organization)        File Number)      Identification No.)

                              21 Corporate Circle
                            Albany, New York  12203
                   (Address of principal executive offices)

                                (518) 464-0279
             (Registrant's telephone number, including area code)

                                      N/A
        (Former  name or former address, if changed since last report)

Item 5.  Other Events.

On October 19, 1999, Albany Molecular Research, Inc. (the "Company") consummated a merger of EnzyMed, Inc. ("EnzyMed") with and into the Company pursuant to an Agreement and Plan of Merger dated as of September 8, 1999. The Company is filing this Current Report on Form 8-K to publish unaudited financial results covering 30 days of combined operations of the Company and EnzyMed following the merger. Selected unaudited financial results of the Company for the 30 days ended November 30, 1999 are as follows:

    Net contract revenue                                  $ 2,228,903
    Net income available for common shareholders            1,047,895
    Basic net income per share                            $      0.07
    Diluted net income per share                                 0.07
    Weighted average shares outstanding
          Basic                                            14,580,651
          Diluted                                          15,338,494

Month to month fluctuations in operating results may be substantial due to, among other things, the initiation, cancellation or completion of contracts; the integration of the Company's acquisitions; and estimates of royalties due the Company related to Telfast/Allegra. Therefore, monthly results are not necessarily indicative of results for a full quarter.


                                   SIGNATURES
                                   ----------

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                ALBANY MOLECULAR RESEARCH, INC.



Date:  December 23, 1999        By:   /s/  David P. Waldek
                                    ----------------------
                                       David P. Waldek
                                       Chief Financial Officer